 Exhibit 3.2

BYLAWS

of

Supreme Industries, Inc.

As adopted as of September 27, 2017

Supreme Industries, Inc.

(the “Corporation”)

A Delaware Corporation

BYLAWS

Article I
Offices

Section 1.1.          Registered Office. The registered office of the Corporation shall be in the City of Wilmington, County of New Castle, State of Delaware.

Section 1.2.          Other Offices. The Corporation may also have offices at such other places both within and without the State of Delaware as the board of directors of the Corporation (the “Board of Directors” or the “Board”) may from time to time determine or the business of the Corporation may require.

Article II
Stockholders

Section 2.1.          Place of Meetings. All meetings of the stockholders for the election of directors or for any other purpose shall be held at such place, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors; provided, however, the Board of Directors may, in its sole discretion, determine that a meeting shall not be held at any place, but may instead be held solely by means of remote communication in a manner specified in procedures and guidelines adopted by the Board of Directors that are consistent with the Delaware General Corporation Law, as amended (the “DGCL”).

Section 2.2.          Annual Meetings. Annual meetings of stockholders shall be held in each year beginning with the year 2018 on such date and at such time as shall be designated by the Board of Directors from time to time and stated in the notice of the meeting. If any annual meeting for the election of directors shall not be held on the date designated therefor, the Board of Directors shall cause the meeting to be held as soon thereafter as is convenient.

Section 2.3.          Meeting Notices. Written notice of stockholder meetings, whether annual or special, stating the place, if any, date and hour of the meeting and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, shall be given to each stockholder entitled to vote at such meeting not less than ten (10) or more than sixty (60) days before the date of the meeting. Written notice of a special meeting shall state, in addition, the purpose or purposes for which the meeting is called. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting was not lawfully called or convened.

Section 2.4.          Voting Lists. The officer who has charge of the stock ledger of the Corporation shall prepare and make or cause to be prepared and made through a transfer agent appointed by the Board of Directors, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. The Corporation shall not be required to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of at least ten (10) days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the Corporation. If the meeting is to be held at a place, the list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.

Section 2.5.          Special Meetings.

(a)               Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may only be called by the Chairman of the Board or by the President and Chief Executive Officer and shall be called by the Chairman or the President and Chief Executive Officer at the request in writing of a majority of the Board of Directors, or at the request in writing of stockholders owning a majority of the then outstanding shares of the capital stock of the Corporation issued and outstanding which are entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

(b)               Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice. The chairman of a special meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 2.5 and if he or she shall so determine, he or she shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

Section 2.6.          Quorum; Adjournment.

(a)               Except as otherwise provided by statute or by the Certificate of Incorporation, the holders of a majority of the then outstanding shares of the capital stock issued and outstanding which are entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person, present by means of remote communication in a manner, if any, authorized by the Board of Directors in its sole discretion or represented by proxy, shall have power to adjourn the meeting from time to time, until a quorum shall be present or represented.

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(b)               A quorum, once established, shall not be broken by the withdrawal of enough votes to leave less than a quorum and the votes present may continue to transact business until adjournment.

(c)               At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. Notice of any meeting of stockholders following an adjournment shall not be required to be given if the time, place, if any, and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting, are announced at the meeting which is adjourned. If the adjournment is for more than thirty (30) days, or if, after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

(d)               When a quorum is present at any meeting of stockholders, all matters shall be determined, adopted and approved by the affirmative vote (which need not be by ballot) of the holders of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote with respect to the matter, unless the proposed action is one upon which, by express provision of statute or of the Certificate of Incorporation, a different vote is specified and required, in which case such express provision shall govern and control with respect to that vote on that matter. Notwithstanding the foregoing, directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

Section 2.7.          Voting of Shares. Unless otherwise specifically provided by statute or the Certificate of Incorporation, or these Bylaws, each stockholder shall at every meeting of the stockholders be entitled to one vote for each share of the capital stock having voting power held by such stockholder.

Section 2.8.          Proxies. Each stockholder entitled to vote at a meeting of stockholders, or to express consent or dissent to corporate action in writing without a meeting, may authorize another person or persons to act for him or her by proxy executed or transmitted in a manner permitted by the DGCL by the stockholder or such stockholder’s authorized agent. No such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.

Section 2.9.          Informal Action by Stockholders.

(a)               Taking of Action by Consent. Any action required or permitted to be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote on such action were present and voted. Except as otherwise provided by the Certificate of Incorporation, stockholders may act by written consent to elect directors; provided, however, that if such consent is less than unanimous, such action by written consent may be in lieu of holding an annual meeting only if all of the directorships to which directors could be elected at an annual meeting held at the effective time of such action are vacant and are filled by such action.

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(b)               Electronic Transmission of Consents. A telegram, cablegram or other electronic transmission consenting to an action to be taken and transmitted by a stockholder or proxyholder, or by a person or persons authorized to act for a stockholder or proxyholder, shall be deemed to be written, signed and dated for the purposes of this section, provided that any such telegram, cablegram or other electronic transmission sets forth or is delivered with information from which the Corporation can determine (i) that the telegram, cablegram or other electronic transmission was transmitted by the stockholder or proxyholder or by a person or persons authorized to act for the stockholder or proxyholder and (ii) the date on which such stockholder or proxyholder or authorized person or persons transmitted such telegram, cablegram or electronic transmission. The date on which such telegram, cablegram or electronic transmission is transmitted shall be deemed to be the date on which such consent was signed. No consent given by telegram, cablegram or other electronic transmission shall be deemed to have been delivered until such consent is reproduced in paper form and until such paper form shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded in the manner specified in Section 228 of the DGCL.

(c)               Notice of Taking of Corporate Action. Prompt notice of the taking of corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to the Corporation.

Section 2.10.      Stock Ledger. The stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled for any proper purpose to examine the stock ledger, the list required by Section 2.4 or the books of the Corporation, or to vote in person or by proxy or, if applicable, by means of remote communication at any meeting of stockholders.

Section 2.11.      Fixing Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors, in its sole discretion, may fix a new record date for the adjourned meeting in accordance with the DGCL and these Bylaws. If the Board of Directors fixes a record date in accordance with the DGCL and these Bylaws, only stockholders determined to be stockholders of record on the record date so fixed shall be entitled to notice of, or to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend or other distribution, or allotment of rights, or to exercise such rights in respect of such change, conversion or exchange of stock, or to participate in any such other lawful action, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid.

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Section 2.12.      Conduct of Meeting. Meetings of stockholders shall be presided over by the Chairman of the Board, if any, or in the Chairman’s absence by the Vice Chairman of the Board, if any, or in the Vice Chairman’s absence by the President, or in the President’s absence by a Vice President, if any, or in the absence of all of the foregoing persons by a chairman designated by the Board of Directors, or in the absence of such designation by a chairman chosen by vote of the stockholders at the meeting. The Secretary shall act as secretary of the meeting, but in the absence of the Secretary, the chairman of the meeting may appoint any person to act as secretary of the meeting.

Article III
Directors

Section 3.1.          Number, Tenure and Qualifications. The number of directors of the Corporation shall be at least one (1) and no more than nine (9); provided, that, subject thereto, the number of directors shall be established from time to time by resolution of the Board of Directors, which resolution shall in no event have the effect of terminating the term of any incumbent director. The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 3.2, and each director elected shall hold office until the next annual meeting and until his or her successor is duly elected and qualified, or until his or her earlier death, retirement, resignation or removal. Directors need not be stockholders of the Corporation.

Section 3.2.          Vacancies. Except as otherwise provided by law or the Certificate of Incorporation, any vacancy or newly created directorship on the Board of Directors (whether because of death, retirement, resignation, removal, an increase in the number of directors, or any other cause) may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and any director so chosen shall hold office until the next annual meeting and until his or her successor is duly elected and shall qualify, or until his or her earlier death, retirement, resignation or removal. If there are no directors in office, then an election of directors may be held in the manner provided by statute. If, at the time of filling any vacancy or newly created directorship, the directors then in office shall constitute less than a majority of the whole Board of Directors (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of any stockholder or stockholders holding at least ten percent of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office.

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Section 3.3.          General Powers. The business of the Corporation shall be managed by or under the direction of its Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

Section 3.4.          Resignation. Any director may resign at any time upon written notice to the Corporation. Such written resignation shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the Chairman of the Board and President or Secretary. The acceptance of a resignation shall not be necessary to make it effective.

Section 3.5.          Meetings. The Board of Directors may hold meetings, both regular and special, either within or without the State of Delaware.

Section 3.6.          First Meeting. The first meeting of each newly elected Board of Directors shall be held without notice other than this bylaw immediately following the annual meeting of stockholders at the place of such meeting.

Section 3.7.          Regular Meetings. Regular meetings of the Board of Directors, other than the annual meeting, may be held without notice at such time and at such place as shall from time to time be determined by the Board of Directors.

Section 3.8.          Special Meetings. Special meetings of the Board of Directors may be called by, or on behalf of, either the Chairman of the Board, the President, a majority of the Board (upon stating the purpose or purposes of such meeting), or by one director in the event that there is only a single director in office.

Section 3.9.          Notice of Special Meeting. Notice of any special meeting of directors shall be given to each director by the Secretary or by the officer or one of the directors calling the meeting. Notice shall be duly given to each director (i) by giving notice to such director in person or by telephone at least twenty-four (24) hours in advance of the meeting; (ii) by sending a telegram, telecopy or electronic mail, or delivering written notice by hand, to such director’s last known business, home or electronic mail address at least one (1) business day (during business hours) in advance of the meeting; or (iii) by sending written notice, via a reputable overnight courier delivered during business hours, to such director’s last known business or home address at least seventy-two (72) hours in advance of the meeting. Any meeting of the Board of Directors shall be a legal meeting without any notice thereof having been given if all the directors shall be present thereat or if notice thereof shall be waived either before or after such meeting in writing by all absentees therefrom provided a quorum be present thereat. Notice of any adjourned meeting need not be given.

Section 3.10.      Quorum. Except as may be otherwise specifically provided by statute or by the Certificate of Incorporation, at all meetings of the Board of Directors, a majority of the directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

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Section 3.11.      Organization. At each meeting of the Board of Directors, the Chairman of the Board, or in his or her absence, the President of the Corporation, or in his or her absence, a Vice Chairman, if any, or in the absence of all of said officers, a chairman chosen by a majority of the directors present, shall preside. The Secretary of the Corporation, or in his or her absence, an assistant Secretary, if any, or, in the absence of both the Secretary and assistant secretaries, any person whom the chairman of the meeting shall appoint, shall act as Secretary of the meeting.

Section 3.12.      Informal Action by Directors. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or electronic transmissions are filed with the minutes of proceedings of the Board of Directors or such committee.

Section 3.13.      Participation by Conference Telephone. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, members of the Board of Directors, or any committee thereof, may participate in a meeting of the Board of Directors or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 3.13 shall constitute presence in person at such meeting.

Section 3.14.      Committees.

(a)               The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee; provided, however, that, if the resolution of the Board of Directors so provides, in the absence or disqualification of any such member or alternate member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member or alternate member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, except such powers and authorities which may not be delegated to a committee pursuant to the DGCL. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. A majority of those entitled to vote at any meeting of any committee shall constitute a quorum for the transaction of business at that meeting.

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(b)               Except to the extent otherwise provided in the resolution of the Board of Directors authorizing a particular committee, a majority of the members of the Board of Directors then in office shall have the power to change the membership of any committee at any time, to fill vacancies therein, and to discharge any such committee or to remove any member thereof, either with or without cause, at any time.

Section 3.15.      Committee Meetings.

(a)               Meetings of the committees of the Board of Directors may be held at any place, within or without the State of Delaware, as shall from time to time be designated by the Board of Directors or the committee in question. Regular meetings of any committee shall be held at such times as may be determined by resolution of the Board of Directors or the committee in question and no notice shall be required for any regular meeting. A special meeting of any committee shall be called by resolution of the Board of Directors, or by the Secretary or an Assistant Secretary upon the request of any member of the committee or, in addition, as otherwise provided in the resolutions establishing such committee. Notices of special meetings shall be mailed to each member of the committee in question no later than two (2) days before the day on which the meeting is to be held, or shall be sent by telecopy, electronic transmission or be delivered to such member personally or by telephone, no later than three (3) hours before such meeting. Notices of any such meeting need not be given to any such member who shall be present at the meeting and participate in the business transacted thereat; and all business transacted at any meeting of any committee shall be fully effective without any notice thereof having been given, if all the members of the committee shall be present thereat. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required. Unless limited by law, the Certificate of Incorporation, these Bylaws, the resolutions establishing such committee or by the terms of the notice thereof, any and all business may be transacted at any such special meeting without the notice thereof having so specifically enumerated the matters to be acted upon.

(b)               Any action required or permitted to be taken at any meeting of a committee of the Board of Directors may be taken without a meeting, if all members of such committee consent thereto in writing and such writing or writings are filed with the minutes of proceedings of the committee.

Section 3.16.      Compensation. Unless otherwise restricted by the Certificate of Incorporation, the Board of Directors shall have the authority to fix the compensation (including reimbursement of expenses) of directors. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

Article IV
Notices

Section 4.1.          Written Notice. Whenever, under the provisions of the statutes or of the Certificate of Incorporation or of these Bylaws, notice is required to be given to any director or stockholder, such notice shall be in writing and shall be given in person or by mail to such director or stockholder. If notice is given by mail, such notice shall be deemed given when deposited in the United States mail, postage prepaid, directed to the director or stockholder at such director’s or stockholder’s address as it appears on the records of the Corporation. Notice to directors may also be given by electronic transmission such as by facsimile, electronic mail or other form of electronic transmission. If notice is given by electronic transmission, such notice shall be deemed given: (i) if by facsimile telecommunication, when directed to a number at which the director has consented to receive notice; (ii) if by electronic mail, when directed to an electronic mail address at which the director has consented to receive notice; or (iii) if by any other form of electronic transmission, when directed to the director. Except as otherwise required by law, notice of any meeting of stockholders following an adjournment shall not be required to be given if the time and place thereof are announced at the meeting which is adjourned.

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Section 4.2.          Waiver of Notice. Whenever any notice is required to be given under the provisions of the statutes or of the Certificate of Incorporation or of these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

Article V
Officers

Section 5.1.          Number. The officers of the Corporation shall be chosen by the Board of Directors and may include, among other positions, a President, a Treasurer and a Secretary. The Board of Directors, in its discretion, may also choose a Chairman of the Board and one or more Vice Chairmen of the Board of Directors, if any, from among their members and one or more Vice Presidents, if any, and one or more Assistant Treasurers and Assistant Secretaries, if any. The Board of Directors may appoint such other officers of the Corporation as it shall deem desirable who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors. Any number of offices may be held by the same person, unless the Certificate of Incorporation or these Bylaws otherwise provide. The officers of the Corporation need not be stockholders of the Corporation.

Section 5.2.          Election and Term of Office. The Board of Directors at its first meeting after each annual meeting of stockholders shall elect the officers of the Corporation. Except as otherwise provided by law, by the Certificate of Incorporation or by these Bylaws, the officers of the Corporation shall hold office until their successors are elected and qualified, unless a different term is specified in the resolution electing or appointing such officer, or until such officer’s earlier death, retirement, resignation or removal as hereafter provided.

Section 5.3.          Resignation and Removal.

(a)               Any officer may resign by delivering a written resignation to the Corporation at its principal office or to the President and Chief Executive Officer or the Secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some later time or upon the happening of some later event.

(b)               Any officer elected or appointed by the Board of Directors may be removed, with or without cause, at any time by the affirmative vote of a majority of the Board of Directors or by any committee or superior officer upon whom such power of removal may be conferred by the Board of Directors.

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Section 5.4.          Vacancies. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors. Each such successor shall hold office for the unexpired term of such officer’s predecessor and until a successor is elected and qualified, or until such officer’s earlier death, retirement, resignation or removal.

Section 5.5.          Chairman of the Board of Directors. The Chairman of the Board, if any, shall preside, if present, at all meetings of the Board of Directors. Except where by law the signature of the President is required, the Chairman of the Board shall possess the same power as the President to sign all documents of the Corporation which the President may be authorized to sign by these Bylaws. The Chairman of the Board shall see that all orders and resolutions of the Board of Directors are carried into effect and shall from time to time report to the Board of Directors all matters within his or her knowledge which the interests of the Corporation may require to be brought to their notice. During the absence or disability of the President, the Chairman of the Board shall exercise all the powers and discharge all the duties of the President unless the Board of Directors shall designate another officer to exercise such powers and discharge such duties. The Chairman of the Board shall also perform such other duties and he or she may exercise such other powers as from time to time may be prescribed by these Bylaws or by the Board of Directors.

Section 5.6.          Vice Chairmen of the Board of Directors. The Vice Chairmen of the Board of Directors, if any, shall perform such duties and may exercise such powers as from time to time may be prescribed by the Board of Directors.

Section 5.7.          President. The President shall have general and active management of the business, subject to the control of the Board of Directors. The President shall vote all shares of stock of any other corporation standing in the name of this Corporation except where the voting thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation. The President shall also perform all duties incident to the office of the President and such other duties as may be prescribed by these Bylaws or by the Board of Directors from time to time. The Board may elect, in its sole discretion, the President, which office may be held by one or more persons. In the case of separate individuals holding the office of President, respectively, the Board may proscribe the applicable roles and duties for each office. The Board may elect, in its sole discretion, the President, which office may be held by one or more persons. If separate individuals are appointed to hold the offices of President, the Board may proscribe the applicable duties and roles for each office.

Section 5.8.          The Vice Presidents. Each Vice President shall perform such duties and have such powers as the Board of Directors or President may from time to time prescribe. At the request of the Board of Directors, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President.

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Section 5.9.          Treasurer and Assistant Treasurers.

(a)               The Treasurer shall perform such duties and shall have such powers as may from time to time be assigned by the Board of Directors or the President. In addition, the Treasurer shall perform such duties and have such powers as are incident to the officer of Treasurer, including, without limitation, the duty and power to (i) keep and be responsible for all funds and securities of the Corporation; (ii) deposit funds of the Corporation in depositories designated by the Board of Directors or the President, (iii) disburse such funds as authorized by the Board of Directors; (iv) make proper accounts of such funds; and (v) render as required by the Board of Directors statements of all such transactions and of the financial condition of the Corporation.

(b)               The Assistant Treasurers shall perform such duties and possess such powers as the Board of Directors, the President or the Treasurer may from time to time prescribe. In the event of the absence, inability or refusal to act of the Treasurer, the Assistant Treasurer (or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors) shall perform the duties and exercise the power of the Treasurer.

Section 5.10.      The Secretary and Assistant Secretaries.

(a)               The Secretary shall perform such duties and shall have such powers as the Board of Directors or the President may from time to time prescribe. In addition, the Secretary shall perform such duties and have such powers as are incident to the office of the Secretary, including, without limitation, the duty and power to (i) keep the minutes of the stockholders’ and of the Board of Directors’ meetings in one or more books provided for that purpose; and at the request of the Board of Directors shall also perform like duties for the standing committees thereof when required; (ii) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (iii) be custodian of the corporate records; (iv) keep a register of the post office address of each stockholder which shall be furnished to the Secretary by such stockholder; (v) have general charge of the stock transfer books of the Corporation; and (vi) sign (unless the treasurer or other proper officer thereunto duly authorized by the Board of Directors shall sign), with the Chairman of the Board, or the President, or a Vice President, certificates for shares of the capital stock of the Corporation the issue of which shall have been authorized by resolution of the Board of Directors, provided that the signatures of the officers of the Corporation thereon may be facsimile as provided in these Bylaws.

(b)               Any Assistant Secretary shall perform such duties and possess such powers as the Board of Directors, the President or the Secretary may from time to time prescribe. In the event of the absence, inability or refusal to act of the Secretary, the Assistant Secretary (or if there shall be more than one, the Assistant Secretaries in the order determined by the Board of Directors) shall perform the duties and exercise the powers of the Secretary.

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(c)               In the absence of the Secretary or any Assistant Secretary at any meeting of the stockholders or directors, the chairman of the meeting shall designate a temporary secretary to keep a record of the meeting.

Section 5.11.      Other Positions. The President may authorize the use of titles, by individuals who hold management positions with the business groups, divisions or other operational units of the Corporation, but who are not and shall not be deemed officers of the Corporation. Individuals in such positions shall hold such titles at the discretion of the appointing officer, who shall be the President or any officer to whom the President delegates such appointing authority, and shall have such powers and perform such duties as such appointing officer may from time to time determine.

Section 5.12.      Salaries. The compensation of the officers shall be fixed from time to time by the Board of Directors, or by one or more committees or officers to the extent so authorized from time to time by the Board of Directors, and no officer shall be prevented from receiving such compensation by reason of the fact that he or she is also a director of the Corporation.

Article VI
Indemnification of Directors and Officers

Section 6.1.          Right to Indemnification.

(a)               The Corporation shall, to the maximum extent permitted from time to time under the law of the State of Delaware, indemnify and upon request shall advance expenses to any person who is or was a party to any threatened, pending, or completed action, suit, proceeding, or claim, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was or has agreed to be a trustee, director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a trustee, director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees and expenses), judgments, fines, penalties and amounts paid in settlement incurred in connection with the investigation, preparation to defend or defense of any such action, suit, proceeding or claim. Such indemnification shall not be exclusive of other indemnification rights arising under any bylaw, agreement vote of directors or stockholders or otherwise and shall inure to the benefit of the heirs and legal representatives of such person.

(b)               The Corporation may purchase and maintain insurance on any person who is or was a trustee, director, officer, employee, or agent of the Corporation or is or was serving at the request of the Corporation as a trustee, director, officer, employee, or agent of another corporation, partnership joint venture, trust or other enterprise, against any liability incurred by him in any such position or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under paragraph (a) above.

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Article VII
Certificates of Stock and Their Transfer

Section 7.1.          Certificates of Stock.

(a)               Shares of the capital stock of the Corporation may be certificated or uncertificated, as provided under the DGCL. In the event that the shares of the Corporation are certificated:

(i)                 Every holder of stock in the Corporation shall be entitled to have a certificate, in such form as may be prescribed by the DGCL and by the Board of Directors, certifying the number and class of shares and the series designation, if any, which the certificate represents and owned by such holder in the Corporation. Each such certificate shall be signed by, or in the name of the Corporation, by the Chairman or Vice Chairman, if any, of the Board, or the President or a Vice President, and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation. Any of or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

(ii)              Each certificate for shares of stock which are subject to any restriction on transfer pursuant to the Certificate of Incorporation, these Bylaws, applicable securities laws or any agreement among any number of stockholders or among such holders and the Corporation shall have conspicuously noted on the face or back of the certificate either the full text of the restriction or a statement of the existence of such restriction.

Section 7.2.          Records of Certificates. A record shall be kept of the name of the person, firm or corporation of record holding the stock represented by such certificates, respectively, and the respective dates thereof, and in case of cancellation, the respective dates of cancellation. Every certificate surrendered to the Corporation for exchange or transfer shall be cancelled and no new certificate or certificates shall be issued in exchange for any existing certificate until such existing certificate shall have been so cancelled, except in cases provided for in Section 7.3.

Section 7.3.          Lost, Stolen or Destroyed Certificates. The President or Secretary may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the President or Secretary may, in his or her discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his or her legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation or any transfer agent or registrar with respect to the certificate alleged to have been lost, stolen or destroyed.

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Section 7.4.          Transfers of Stock. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, and with such proof of authority or the authenticity of signature as the Corporation or its transfer agent may reasonably require, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

Section 7.5.          Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

Article VIII
Amendments

Section 8.1.          By the Board of Directors. Except as otherwise provided in the Certificate of Incorporation, these Bylaws may be altered, amended or repealed or new Bylaws may be adopted, without the vote or assent of stockholders, by the affirmative vote of a majority of the directors present at any regular or special meeting of the Board of Directors at which a quorum is present.

Article IX
General Provisions

Section 9.1.          Execution of Documents. The President, the Chairman, Secretary or Treasurer, or any other officer, employee or agent of the Corporation designated by the Board of Directors or designated in accordance with corporate policy approved by the Board of Directors, shall have the power to execute and deliver proxies, stock powers, deeds, leases, contracts, mortgages, bonds, debentures, notes, checks, drafts and other orders for payment of money and other documents for and in the name of the Corporation, and such power may be delegated (including the power to re-delegate) by the President, the Chairman, Secretary or Treasurer or to the extent provided in such corporate policy by written instrument to other officers, employees or agents of the Corporation.

Section 9.2.          Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

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Section 9.3.          Fiscal Year. The fiscal year of the Corporation shall end on the last day of December in each year unless otherwise fixed by resolution of the Board of Directors.

Section 9.4.          Seal. The Corporation may, but is not required to, have a seal in such form as is designated by the Board of Directors, containing the name of the Corporation. In the event that the Corporation adopts a seal, the Secretary shall have charge of the seal. Such seal may be used by causing it or a facsimile or reproduction thereof to be affixed to or placed upon the document to be sealed. If and when so directed by the Board of Directors or a committee thereof, duplicates of the seal may be kept and used by the Treasurer or by the Assistant Secretary or Assistant Treasurer.

Section 9.5.          Certificate of Incorporation. All references in these Bylaws to the Certificate of Incorporation shall be deemed to refer to the Certificate of Incorporation of the Corporation, as amended and in effect.

Section 9.6.          Construction. Unless the context requires otherwise, the general provisions, rules of construction and definitions in the DGCL shall govern the construction of these Bylaws. Without limiting the generality of this provision, all pronouns used in these Bylaws shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person or persons may require.

Section 9.7.          Severability. In the event that any of the provisions of these Bylaws is held by a court of competent jurisdiction to be invalid void or otherwise unenforceable, the remaining provisions are severable and shall remain enforceable to the full extent permitted by law.

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